Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Revvity, Inc. Savings Plan

Waltham, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 333-32463 and 333-92228 of Revvity, Inc. of our report dated June 27, 2024, relating to the financial statements and supplemental schedules of the Revvity, Inc. Savings Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

New York, New York

June 27, 2024